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               EXCLUSIVE DISTRIBUTION - CONTRACT/AGREEMENT

BETWEEN

Aquastel Pacific Environmental Technology Limited
Hereinafter called and referred to as the "Contractee".

AND

Skinvisible Pharmaceuticals, Inc.
Herein after called and referred to as the "Contractor".

1. The Contractee receives the full and exclusive rights for the sale and distribution within the following territory:

      Hong Kong, China, Taiwan, Singapore, Malaysia and
      Thailand. (Above named countries hereinafter as "territories" )

      The Contractor hereby grants to the Contractee the full and every rights to purchase the products, as define hereinafter, from the Contractor in order to re-sell, market and promote said products.

2.    Products:  	Skinvisible Anti-microbial Skin Protector,
      Sun-screen and Sun-tan Skinvisible Protector.

	Hereinafter called the "product"; which includes any and every skin protection affiliate, connected, substituted, modified product of the named product during the term of agreement.

3. The Contractee agrees this right will be limited to a term of three years. The term will begin from the date of the signing of this contract. In its first term, there is 8-month cancellation clause by either party. After first term, Contractee has the right to renew every 3-year term automatically if meets mutually agreedable sales volume stated in Clause 10.

4. The Contractor will pass to the Contractee, relevant data, advertising material, technical documentation, sale support materials, brochures, promotional material and material and documents connected and/or related with the products. The Contractee is responsible for supplying the above mentioned materials in the language of the respective territories.

5. The Contractee agrees to purchase the said product at the following pricing. Any order placed will be on the basis of time of delivery shall be approximately
      3(three) weeks.

	Pricing:    Size             FOB/Las Vegas, Nevada

                  2 oz.            US$ 1.94
                  4 oz.            US$ 2.78
                  8 oz.            US$ 4.46
                  16 oz.           US$ 7.85
                  32 oz.           US$14.57

6. The sales price fixed in agreements between the two parties shall have a validity of 6 months and shall be reviewed at the end automatically.

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7.    The Contractor will not appoint during the terms of
      this agreement other distributors and/or agents and/or representative of any kind for the terms of this contract to sell and/or distribute the products, directly and/or indirectly whatsoever to end-users and customers within the territories.

8. The only exception will be in the special case of recommendation. If Contractee of a certain territory recommends to end-user to another territory in which there exists already another Contractee, the recommending Contractee, will receive 5% commission of the profit from a successful sale from the Contractee of this other territory. If in this order territory exists no Contractee. Contractee from another territory must inform and consult Contractor for advice and instruction before taking any action.

9. The Contractor will use his best ability to strictly observe and/or survey the distribution network within the territories.

      This includes an exclusive distribution being fulfilled and/or granted by the Contractor towards the Contractee, the Contractor expressly undertakes to observe Contractee's exclusive right and to prevent any and all sale of product from third parties within the territory.

10. The Contractee agrees to purchase US $30,000 mentioned products in the first 8-month and another US $30,000 in the following 4-month. Then after shall be a minimum order of US $100,000 per year, with the first order US $30,000 placed within 7 days of signing the agreement and the second order US $30,000 placed within 7 days of the beginning of the 4-month period.

11. The Contractor's warranty to the Contractee as to the products is as follows:

      The Contractor warrants to the Contractee that each producer will be free from defects in materials and workmanship for a period of thirty six (36) months from the date of manufacture in respect of the relevant products. The Contractor's sole responsibility under this warranty will be to replace at his option and cost.

      The Contractee will forward the bacterial testing report when shipment has arrived.

12. The parties agree herewith that the governing law as well as situs of court and/or arbitration shall be Nevada USA law.

      All changes and/or modifications must be in written form and countersigned by both sides.

Signed and accepted this day of May 24th 1999.

Contractor                         Contractee

                                   For and on behalf of
                                   AQUASTEL Pacific Environmental
                                   Technology Ltd.

/s/  Terry Howlett		           /s/  Alan Wen
-----------------                  -----------------------------
                                   Authorized Signature
Skinvisible Pharmaceuticals, Inc.  Aquastel Pacific Environmental
                                   Technology Limited
Seal and Signature 		     Seal and Signature

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